Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Gartner, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-76711, No. 333-137401 and No. 333-133914) on Form S-3 and the registration statements (No. 33-69976, No. 33-85926, No. 33-092486, No. 333-35169, No. 333-42587, No. 333-77013, No. 333-77015, No. 333-76711, No. 333-30546, No. 333-91256, No. 333-97557, No. 333-104753, No. 333-120767, and No. 333-127349) on Form S-8 of Gartner, Inc. of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Gartner, Inc. as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Gartner, Inc.
Our report on the consolidated financial statements includes an explanatory paragraph that states the Company changed its method of quantifying errors in 2006.
/s/ KPMG LLP
New York, New York
March 1, 2007

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